Exhibit 5.1


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022

                                                            April 20, 1999



 Kmart Corporation
 3100 West Big Beaver Road
 Troy, Michigan  48084

                     Re:  Kmart Corporation
                          Registration Statement on Form S-3

 Ladies and Gentlemen:

      We have acted as special counsel to Kmart Corporation, a Michigan corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on March 19, 1999 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company with an aggregate public offering price of up to $1,000,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company: (i) senior or subordinated debt securities, which may be secured or unsecured, in one or more series (the "Debt Securities"), which may be issued under one or more indentures relating to either senior debt securities or subordinated debt securities, as applicable (the "Indenture" or "Indentures"), proposed to be entered into between the Company and trustees to be named (the "Trustee" or "Trustees"); (ii) shares of preferred stock, no par value (the "Preferred Stock"), in one or more series; (iii) shares of common stock, $1.00 par value per share, of the Company ("Common Stock"); (iv) warrants ("Warrants") to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company as shall be designated by the Company at the time of offering issued pursuant to one or more warrant agreements (each a "Warrant Agreement") proposed to be entered into between the Company and a warrant agent to be named (the "Warrant Agent"); and (v) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Stock"). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, and the Indeterminate Stock are collectively referred to herein as the "Offered Securities."

      This opinion is being delivered in accordance with the requirements of
 Item 601(b)(5) of Regulation S-K under the Act.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement relating to the Offered Securities; (ii) the forms of Indentures; (iii) the Restated Articles of Incorporation of the Company, as amended to the date hereof (the "Articles of Incorporation"); (iv) the By-laws of the Company, as currently in effect (the "By-laws"); and (v) certain resolutions adopted to date by the Board of Directors of the Company (the "Board of Directors") relating to the registration of the Offered Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties. We have assumed that the Indentures will be duly authorized, executed and delivered by the applicable Trustees and that any Debt Securities that may be issued will be manually signed by duly authorized officers of the Trustees. In addition, we have assumed that the terms of the Offered Debt Securities (defined below) and Offered Warrants (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those laws, rules and regulations of the States of New York and of the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type provided for by, but without our having made any special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We have also assumed that (i) the Company has duly authorized the issuance of the Offered Securities and the filing of the Registration Statement under Michigan law; (ii) the Indentures and the Warrant Agreement will be duly authorized, executed and delivered by the Company under Michigan law; (iii) the choice of New York law in the Indentures and the Warrant Agreement is legal and valid under the laws of other applicable jurisdictions; and (iv) the execution by the Company of the Indentures and the Warrant Agreement and the performance by the Company of its obligations thereunder will not violate or conflict with any laws of the State of Michigan. Reference is made to the opinion of Dickinson Wright PLLC filed as Exhibit 5.2 to the Registration Statement with respect to matters under the laws of the State of Michigan and our opinions set forth herein are subject to the same limitations, qualifications and
 assumptions set forth in such opinion.   As to any facts material to the
 opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

      Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

      Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

           1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Articles of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon exercise of any Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain further remedies, (d) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

           2. With respect to any series of Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters;
 (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Articles of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company by the Company and the applicable Warrant Agent; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain further remedies.

           Dickinson Wright PLLC is permitted to rely upon this opinion for the purpose of delivering its opinion to the Company in its capacity as counsel to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP